UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 26, 2012

VOLT INFORMATION SCIENCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	001-9232	13-5658129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1065 Avenue of the Americas, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

(212) 704-2400
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2012, Volt Information Sciences, Inc. (the “Company”) announced that Thomas Daley, Senior Vice President of the Company, will retire from his position effective December 31, 2012 (the "Retirement Date").  In connection with that retirement, the Company entered into a Retirement Agreement, Waiver and General Release (the “Retirement Agreement”) with Mr. Daley.  Under the Retirement Agreement, on or after the Retirement Date, Mr. Daley will receive a retirement benefit of $260,000.

The foregoing discussion of the Retirement Agreement is qualified in its entirety by reference to the full text thereof, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and which is incorporated herein by reference.

A copy of the press release issued by the Company announcing the retirement of Mr. Daley is attached this Current Report on Form 8-K  as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits:

	10.1	Retirement Agreement dated November 19, 2012, execution completed on November 26, 2012.

	99.1	Press release dated November 26, 2012.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.

Date:	November 28, 2012	By:	/s/ James Whitney Mayhew
James Whitney Mayhew, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number

10.1	Retirement Agreement dated November 19, 2012, execution completed on November 26, 2012.

99.1	Press release dated November 26, 2012.